Exhibit 32.2
------------


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
    ------------------------------------------------------------------------

     In connection with the amended Annual Report of KSign International, Inc. on Form 10-KSB for the year ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hong-Kee Lee, Secretary/Treasurer, Chief Financial Officer, and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Hong-Kee Lee
----------------
Hong-Kee Lee
Secretary/Treasurer, Chief Financial Officer, Director

November 29, 2004